EXHIBIT 4.2

           UNITIL CORPORATION TAX DEFERRED SAVINGS AND INVESTMENT PLAN

                        AMENDMENT NO. 1 TO RESTATED PLAN

                     GENERALLY EFFECTIVE AS OF JULY 1, 1996


     WHEREAS, effective as of July 1, 1987, Concord Electric Company Tax Deferred Savings and Investment Plan, initially adopted effective as of January 1, 1985 by Concord Electric Company, a wholly-owned subsidiary of UNITIL
Corporation ("UNITIL"), and the UNITIL Corporation Tax Deferred Savings and Investment Plan, initially adopted effective as of January 1, 1985, by UNITIL Service Corp., also a wholly-owned subsidiary of UNITIL, were amended and restated and consolidated, under the name of UNITIL Corporation Tax Deferred Savings and Investment Plan (the "Plan"); and

     WHEREAS the Plan was also adopted by Exeter & Hampton Electric Company, also a wholly-owned subsidiary of UNITIL, effective as of January 1, 1989 for its employees not covered by a collective bargaining agreement, and effective as of January 1, 1990 for its collective bargaining unit employees, and merged as of such dates with the respective portions of the Exeter & Hampton Electric Company Thrift Savings Plan; and

     WHEREAS the Plan was also adopted by Fitchburg Gas and Electric Light Company ("Fitchburg"), which had also become a wholly-owned subsidiary of UNITIL, effective as of April 29, 1992, with respect to non-collective bargaining employees, effective as of May 8, 1992, and with respect to its collective bargaining employees, effective as of January 1, 1994, merging with the Plan as of such respective dates the Fitchburg Gas and Electric Light Company Tax Deferred Savings and Investment Plan, covering non-collective bargaining employees, and the Fitchburg Gas and Electric Light Company Union Tax Deferred Savings and Investment Plan, covering collective bargaining employees; and

     WHEREAS the Plan was most recently amended and restated by an instrument dated December 23, 1994, generally effective as of January 1, 1989, in part to comply with the provisions of the Tax Reform Act of 1986 and subsequent legislation and related regulations; and

     WHEREAS the current Trustee under the Plan is The First National Bank of Boston under a Trust Agreement originally dated June 27, 1987, effective as of July 1, 1987; and

     WHEREAS each of said corporations desires to further amend the Plan, generally effective as of July 1, 1996, in part to provide for daily valuation of accounts thereunder




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and to change the investment  options,  and in connection  therewith is changing the recordkeeper and Trustee thereunder;

     NOW, THEREFORE, by execution of this instrument, each of said corporations hereby amends, effective, except as specifically otherwise provided, as of July 1, 1996, the Plan, as most recently amended and restated, as follows:

     1. Effective as of July 1, 1996, by changing each reference to "UNITIL" wherever it may appear herein to "Unitil," instead.

     2. By deleting the first full sentence of Section 1.14 therefrom, and inserting, in lieu of said sentence so deleted, the following new sentence:

     "'Entry Date' means the first day of each month of each Plan Year."

     3. By deleting the two full sentences of Section 1.27 thereof and inserting, in lieu of said sentences so deleted, the following two new sentences:

     "'Valuation Date' means any of the dates established by the Plan Administrator for the valuation of the assets and liabilities of the Trust. Valuation Dates shall occur on each day that the New York Stock Exchange is open for business."

     4. Effective as of January 1, 1989, by changing the reference to "December 31, 1987" in the first full sentence of Section 2.01 thereof to "December 31, 1988," instead.

     5. By deleting the portion of Section 2.02 thereof beginning with the first full sentence and continuing up to the words "provided, however," in the second full sentence and inserting, in lieu of said portion so deleted, the following new language:

     "A Participant may elect at any time, by completing and delivering to the Plan Administrator a form approved by it for the purpose, a percentage of his Compensation (or at his election, of his Compensation excluding any overtime pay and commissions) to be contributed to the Plan on his behalf as a Pay Reduction Contribution and/or an Employee Contribution. The Participant shall specify a whole percentage of either his Compensation (or his Compensation excluding overtime and commissions, as aforesaid) and may elect to contribute the amount in any combination of Pay Reduction Contributions and Employee Contributions,".

     6. By deleting the last sentence of the first paragraph of Section 3.02 thereof and inserting, in lieu of said sentence so deleted, the following new sentence:

          "A modification increasing contributions may take effect on the first day of any month."

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     7. By  deleting  from the third  sentence of the second  paragraph  of said
Section 3.02 the words "any following January 1st or July 1st" and by inserting, in lieu of said words so deleted, the new words "first day of any month."

     8. Effective as of January 1, 1987, by changing the reference to "$8,994" in the first paragraph of Section 3.06(c) to "7,000," instead.

     9. By deleting that portion of Section 4.03 thereof which begins with the first full sentence and extends through the end, and inserting, in lieu of said portion so deleted, the following new language:

     "Investment directions shall be furnished by the Participant to the Plan Administrator except to the extent such directions are transmitted telephonically or otherwise by the Participant directly to the recordkeeper under the Plan from time to time selected by the Plan Administrator or to such recordkeeper's delegate, all in accordance with rules and procedures established and approved by the Plan Administrator. Investment directions may be changed in a similar manner with regard to future and past contributions as of each Valuation Date. Such directions or change of directions may provide that all future contributions are to be invested in one fund or split among any of the funds in any multiple of five (5) percent. Such directions or change of directions may also or in the alternative provide that all existing Account balances of a Participant may be transferred out of one fund and into another fund or funds in any multiple of five (5) percent. In the event a Participant does not make an election as to the investment of the contributions made on his behalf, such contributions shall be invested in the capital preservation fund hereunder, as referenced in Section 4.04 hereof."

         10. By deleting that portion of Section 4.04 thereof which begins with the second full sentence and extends through the end, and inserting, in lieu of said portion so deleted, the following new language:

     "As of July 1, 1996, in addition to a Company Stock Fund, the investment funds available under the Plan shall include one or more funds in the following categories: (i) a capital preservation fund, (ii) an S & P index fund, (iii) an income fund, (iv) an equity income fund, (v) a balanced fund, (vi) a growth fund, (vii) an aggressive growth fund, and (viii) a global fund.

     The Company Stock Fund is a fund invested primarily in qualifying employer securities (as defined in section 4975(e)(8) of the Code) of Unitil Corporation. Part or all of such fund shall be invested in such qualifying employer securities of Unitil Corporation, except for investments on an interim basis in short-term fixed income investments made pending purchase of shares of such qualifying employer securities. All cash dividends received by the Trustee with respect to the qualifying employer securities held in this fund shall be retained in such fund and invested in qualifying employer securities. Notwithstanding the foregoing, the Plan Administrator may establish such uniform rules with respect to this

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     Company  Stock Fund as it deems  necessary  and  appropriate.  All  rights, including voting and tendering rights, attributable to such qualifying employer securities (whether whole or fractional shares) shall be exercised pursuant to the terms of the Trust Agreement."

     11. By deleting that portion of the last sentence of Section 8.05 thereof which reads "qualifying employer securities separate investment Fund D hereunder" and inserting, in lieu of said portion so deleted, the new words "Company Stock Fund."

     12.  By  changing  each   reference  to  "Trustee"  in  Sections  8.05  and
8.07(c)(ii) thereof to "Plan Administrator," instead.

     13. By deleting in their entirety Sections 11.01 through 11.05 thereof and inserting, in lieu of said Sections so deleted, a new Section 11.01 as follows, with corresponding changes being made in the Table of Contents thereof:

     "11.01 Trust Agreement

          The Employer shall enter into one or more Trust Agreements with a Trustee or Trustees for the purpose of holding the Fund. Any Trust Agreement(s) entered into pursuant to this Article XI shall form a part of the Plan."

     IN WITNESS WHEREOF, said Unitil Corporation, Unitil Service Corp., Concord Electric Company, Exeter & Hampton Electric Company, and Fitchburg Gas and
Electric Light Company have each caused this instrument to be executed as of this 1st day of July, 1996.

CORPORATE SEAL                                  UNITIL CORPORATION

       Attest:

By: /s/ Gail A. Siart                           By: /s/ Peter J. Stulgis
    -----------------                               --------------------
       Its Secretary                                   Its Chairman of the Board
CORPORATE SEAL                                  UNITIL SERVICE CORP.

       Attest:

By: /s/ Sandra L. Walker                        By:  /s/ Mark H. Collin
    --------------------                             ------------------
       Its Secretary                                   Its Treasurer

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CORPORATE SEAL                                  CONCORD ELECTRIC COMPANY

       Attest:

By: /s/ Sandra L. Walker                        By: /s/ Mark H. Collin
    --------------------                            ------------------
       Its Secretary                                   Its Treasurer
CORPORATE SEAL                                  EXETER & HAMPTON ELECTRIC
                                                COMPANY

       Attest:


By: /s/ Sandra L. Walker                        By: /s/ Mark H. Collin
    --------------------                            ------------------
       Its Secretary                                   Its Treasurer
CORPORATE SEAL                                  FITCHBURG GAS AND ELECTRIC
                                                LIGHT COMPANY
       Attest:


By: /s/ M. Bodnarchuk                           By: /s/ Mark H. Collin
    -----------------                               ------------------
       Its Clerk                                       Its Treasurer



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